EXHIBIT 5.1
LEGAL  OPINION

                                Jonathan P. Kross
                                 Attorney At Law
                             2461 W. Hillsboro Blvd.
                            Deerfield Beach, FL 33442
                                 (561) 394-5400
                           (561) 394-7900 (facsimile)

                                                                   July 30, 2001

Board of Directors
Bactrol Technologies, Inc.
1109 North 21st Avenue, Suite 120
Hollywood, Florida 22020

RE:  Bactrol Technologies, Inc.

Gentlemen:

      I have acted as securities counsel for Bactrol Technologies, Inc.("Bactrol Technologies" or the "Company"). You have asked me to render this opinion to Bactrol Technologies, Inc

      You have advised me that:

      1. Bactrol Technologies is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended

      2. Guy Galluccio, Sr. has acted as and will continue to act as President and Chairman of the Board of the Company.

      4. In their capacity, Alan Finfer as an officer of the Company and Michael Dermer as business consultant, they have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Bactrol Technologies, Inc.'s securities.

      5. Bactrol Technologies has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of Bactrol Technologies.

      6. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of Bactrol Technologies. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

                                        1
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                                                      Bactrol Technologies, Inc.
                                                      Re: Form S-8
                                                      July 30, 2001
                                                      Page 2


      I have read such documents as have been made available to me. For purposes of this opinion, I have assumed the authenticity of such documents.

      Based on the accuracy of the information supplied to me, it is my opinion that Bactrol Technologies may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is my further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

      I consent to the use of this letter in the Registration Statement filed on Form S-8.

                                        Yours  truly,


                                        /s/ Jonathan P. Kross
                                        --------------------------
                                        Jonathan P. Kross